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                                                         Exhibit 10.8

                       FINANCING SERVICES AGREEMENT


    THIS AGREEMENT, made this 13th day of March, 1997, by and between Creditrust Corporation ("Creditrust"), 7000 Security Boulevard, Baltimore, Maryland 21244, and Crystal Hill Advisors ("CHA"), whose principal address is 10015 Old Columbia Road, Suite E-250, Columbia, Maryland 21046.

    WHEREAS, Creditrust seeks assistance in placing the financing for the purchase of credit card receivables; and

    WHEREAS, Creditrust desires to retain CHA to provide such assistance; and

    WHEREAS, CHA has previously introduced Creditrust to Heartland Bank; and

    WHEREAS, Creditrust desires to renew negotiations with Heartland Bank; and

    WHEREAS, CHA desires to provide such financial and negotiating assistance to Creditrust.

    NOW, THEREFORE, the following is agreed.

SCOPE OF SERVICES

1. CHA shall provide financial negotiation and services for the financing by Creditrust of one or more pools of credit card receivables. The services provided hereunder shall include:

    (a) Reopening of negotiations with Heartland Bank and representing Creditrust in negotiations with Heartland Bank.

    (b) Development of other financing sources as deemed appropriate between Creditrust and CHA.

2. CHA is to act only at the specific direction and request of Creditrust in any negotiations or introductions of the firm.

TERM

This agreement shall be effective for a nine (9) month term with respect to the representation of Creditrust for financing purposes.

COMPENSATION

CHA shall be compensated at the rate of $175 per hour for the services of Frederick W. Glassberg, $70 per hour for the services of accounting and financial modeling staff, and $35 per hour for support staff for the services set forth in the Scope of Services.

Additionally, CHA shall be compensated One Thousand Two Hundred Dollars ($1,200) per day for travel outside of the Baltimore Washington region, plus travel expenses and other reimbursable expenses. CHA shall also be reimbursed for all direct expenses

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incurred in this assignment at the costs incurred. CHA shall invoice within twenty (20) days of presentation.

In addition to the above compensation, CHA shall receive a success fee equal to one percent (1%) of any funds which become available to Creditrust through the efforts or introductions of CHA. Such fee shall be due and payable upon advancement of the funds arranged.

    IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and month first above written.

                                           CREDITRUST CORPORATION

                                           By:  /s/ Joseph K. Rensin
                                              -----------------------------
                                                Joseph K. Rensin

                                           CRYSTAL HILL ADVISORS

                                           By:  /s/ Frederick W. Glassberg
                                              -----------------------------
                                                Frederick W. Glassberg